Exhibit 5.01

São Paulo, September 17, 2004

Dear Sirs,

1. — We have acted as special Brazilian counsel to Braskem S.A. (the “Company”), a corporation organized under the laws of Brazil, in connection with the Registration Statement under the Securities Act of 1933, as amended, on Form F-1 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission on April 6, 2004, as amended, relating to the offer and sale of class A preferred shares of the Company (“Preferred Shares”) in the form of American Depositary Shares (“ADSs”), each representing 1.000 class A preferred shares of the Company.

2. — We have examined copies of the by-laws (Estatuto Social) of the Company and such other documents, stock transfer books and registers, corporate records and certificates of officers of the Company as we have deemed necessary for the purposes of this opinion. We are of the opinion that: (i) the Company is a sociedade anônima, duly incorporated and validly existing under the laws of Brazil; and (ii) the Preferred Shares, including those in the form of ADSs, are duly and validly authorized and, when legally issued and paid for, will be non-assessable.

3. — We also confirm that we have reviewed the information in the prospectus included in the Registration Statement under the caption “Taxation — Brazilian Tax Considerations” and that the statements of law included therein, insofar as they relate to the Brazilian tax consequences currently applicable to non-Brazilian holders and subject to the assumptions, qualifications and limitations contained therein, are the opinions of Pinheiro Neto Advogados. In rendering this opinion, we expressly incorporate the statements set forth under the caption “Taxation — Brazilian Tax Considerations” in the prospectus included in the Registration

To the Board of Directors of
Braskem S.A.
Av. das Nações Unidas, nº 4777
05477-000 São Paulo, SP.
Brazil

Statement, including the limitations on the matters covered by that section set forth therein. Our opinion expressed in this paragraph is limited to the federal laws of Brazil and is based upon existing provisions of federal laws and regulations, the regulations of the Federal Revenue Department (Secretaria da Receita Federal) thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which may be subject to subsequent and different interpretations and applications with effect from the date of effectiveness of the underlying laws and regulations.

4. — In such examinations, we have assumed the legal capacity of all persons executing documents, the genuineness of all signatures on originals or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have not made any investigation of the laws of any jurisdiction outside Brazil and this opinion is given solely in respect of the laws of Brazil, as of the date hereof and not in respect of any other law.

5. — We are furnishing this opinion letter to you in connection with the filing of the Registration Statement. This opinion letter is not to be used, circulated, quoted or otherwise referred to in any public document or filed with anyone without our express consent. This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter in connection with the Registration Statement or the transactions or documents referred to therein.

6. — We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Service of Process and Enforcement of Judgments” and “Taxation – Brazilian Tax Considerations” in the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

7. — This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Yours faithfully,
/s/ Henrique Silva Gordo Lang
PINHEIRO NETO ADVOGADOS